Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 23, 2000 included in Main Street and Main, Inc.'s Form 10-K for the year ended December 27, 1999 and to all references to our firm included in this registration statement.

/s/ Arthur Andersen LLP

Phoenix, Arizona
January 23, 2001